                                                                    Exhibit 99.6

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                                                                  EXECUTION COPY



                            SECURITYHOLDERS AGREEMENT


                                      Among


                              AGRILINK HOLDINGS LLC


                                       AND


                            THE OTHER PARTIES HERETO




                                 August 19, 2002

================================================================================

                                                                    Exhibit 99.6

                                Table of Contents

                                                                                                                 Page
                                                                                                                 ----
ARTICLE I REPRESENTATIONS AND WARRANTIES OF THE PARTIES...........................................................1
         1.1      Representations and Warranties of the Company...................................................1
         1.2      Representations and Warranties of the Securityholders...........................................2

ARTICLE II VOTING AGREEMENTS......................................................................................2
         2.1      Election of Management Committee Members and Directors..........................................2
         2.2      Other Voting Matters............................................................................4
         2.3      Proxy...........................................................................................4

ARTICLE III TRANSFERS OF SECURITIES...............................................................................4
         3.1      Restrictions on Transfer of Securities..........................................................4
         3.2      Restrictions on Transfers of Vestar Securities..................................................5
         3.3      Securities Act Compliance.......................................................................7
         3.4      Certain Transferees Bound by Agreement..........................................................7
         3.5      Class C and D Units.............................................................................7
         3.6      Transfers in Violation of Agreement.............................................................8

ARTICLE IV TAKE-ALONG RIGHTS ON APPROVED SALE.....................................................................8
         4.1      Take-Along Rights...............................................................................8
         4.2      Holdings Preferred Stock........................................................................9

ARTICLE V REGISTRATION RIGHTS....................................................................................10
         5.1      Demand Registrations...........................................................................10
         5.2      Incidental Registration........................................................................12
         5.3      Holdback Agreements............................................................................14
         5.4      Registration Procedures........................................................................15
         5.5      Shelf Registration.............................................................................18
         5.6      Registration Expenses..........................................................................18
         5.7      Indemnification; Contribution..................................................................18
         5.8      Rule 144.......................................................................................21
         5.9      Underwritten Registrations.....................................................................21
         5.10     Company Public Offering........................................................................22

ARTICLE VI PRE-EMPTIVE RIGHTS....................................................................................22
         6.1      Issuance of New Securities to Affiliates.......................................................22
         6.2      Issuance of New Securities.....................................................................23

ARTICLE VII AMENDMENT AND TERMINATION............................................................................24
         7.1      Amendment and Waiver...........................................................................24
         7.2      Termination of Certain Provisions..............................................................24
         7.3      Termination of Agreement.......................................................................24
         7.4      Termination as to a Party......................................................................24
         7.5      Issuers........................................................................................25






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
ARTICLE VIII MISCELLANEOUS.......................................................................................25
         8.1      Certain Defined Terms..........................................................................25
         8.2      Legends........................................................................................31
         8.3      Severability...................................................................................32
         8.4      Entire Agreement...............................................................................32
         8.5      Successors and Assigns.........................................................................32
         8.6      Counterparts...................................................................................33
         8.7      Remedies.......................................................................................33
         8.8      Notices........................................................................................33
         8.9      Governing Law..................................................................................34
         8.10     Descriptive Headings...........................................................................34
         8.11     Waiver of Jury Trial...........................................................................34

                                                                  Exhibit 99.6

                            SECURITYHOLDERS AGREEMENT

                  THIS SECURITYHOLDERS AGREEMENT (this "Agreement") is entered into as of August 19, 2002 among (i) Agrilink Holdings LLC, a Delaware limited liability company (the "Company"), (ii) Vestar/Agrilink Holdings LLC, a Delaware limited liability company, Vestar/Agrilink Associates Holdings LLC, a Delaware limited liability company, Vestar/Agrilink Associates II Holdings LLC, a Delaware limited liability company, Randolph Street Partners V, an Illinois general partnership, and any other entity or investment fund managed or controlled by Vestar Capital Partners, a general partnership, that at any time acquires Securities and executes a counterpart of this Agreement or otherwise agrees to be bound by this Agreement (collectively, "Vestar"), (iii) Pro-Fac Cooperative, Inc., a New York corporation ("Pro-Fac"), (iv) the initial parties to this Agreement who are identified as Employees on the signature pages hereto (each, an "Employee," and, collectively, the "Employees"), and (v) each other holder of Securities who hereafter executes a separate agreement to be bound by the terms hereof (which holder (unless such holder is an employee of the Company or its Affiliates in which case such holder, after executing a separate agreement to be bound by the terms hereof, shall be treated as a holder of Employee Securities hereunder) shall be treated similar to a holder of Pro-Fac Securities, except that such holder shall not be entitled to demand registration rights) (Vestar, Pro-Fac, the Employees and each other Person that is or may become a party to this Agreement as contemplated hereby are sometimes referred to herein collectively as the "Securityholders" and individually as a "Securityholder"). Certain capitalized terms used herein are defined in Section 8.1.

                  The parties hereto agree as follows:

                                   ARTICLE I
                  REPRESENTATIONS AND WARRANTIES OF THE PARTIES

                  1.1 Representations and Warranties of the Company. The Company hereby represents and warrants to the Securityholders that as of the date of this Agreement:

                  (a) it is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, it has full power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby, and the execution, delivery and performance by it of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary limited liability company action;

                  (b) this Agreement has been duly and validly executed and delivered by the Company and constitutes a legal and binding obligation of the Company, enforceable against the Company in accordance with its terms; and

                  (c) the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby will not, with or without the giving of notice or lapse of time, or both (i) violate any provision of law, statute, rule or regulation to which the Company is subject, (ii) violate any order, judgment or decree applicable to the Company or (iii) conflict with, or result in a breach or default under, any term or condition of the Company's organizational documents or any agreement or instrument to which the Company is a party or by which it is bound.

                  1.2 Representations and Warranties of the Securityholders. Each Securityholder (as to himself or itself only) represents and warrants to the Company and the other Securityholders that, as of the time such Securityholder becomes a party to this Agreement:

                  (a) this Agreement (or the separate joinder agreement executed by such Securityholder) has been duly and validly executed and delivered by such Securityholder, and this Agreement constitutes a legal and binding obligation of such Securityholder, enforceable against such Securityholder in accordance with its terms; and

                  (b) the execution, delivery and performance by such Securityholder of this Agreement (or any joinder to this Agreement, if applicable) and the consummation by such Securityholder of the transactions contemplated hereby (and thereby, if applicable) will not, with or without the giving of notice or lapse of time, or both, (i) violate any provision of law, statute, rule or regulation to which such Securityholder is subject, (ii) violate any order, judgment or decree applicable to such Securityholder or (iii) conflict with, or result in a breach or default under, any term or condition of any agreement or other instrument to which such Securityholder is a party or by which such Securityholder is bound.

                                   ARTICLE II
                                VOTING AGREEMENTS

                  2.1 Election of Management Committee Members and Directors.

                  (a) Each Person, other than the Company, that is a party to this Agreement hereby agrees that such Person will vote, or cause to be voted, all voting securities of the Company over which such Person has the power to vote or direct the voting, and will take all other necessary or desirable action within such Person's control, and the Company will take all necessary and desirable actions within its control, to cause the authorized number of members or directors for each of the respective management committees or boards of directors of the Company, Holdings and Agrilink to be established at nine directors and of each other Subsidiary of the Company at such number of directors as the management committee of the Company shall from time to time determine, and to elect or cause to be elected to the respective management committees or boards of directors of the Company, Holdings and Agrilink and cause to be continued in office, the following individuals (and, in the case of each other Subsidiary of the Company, such individuals as the management committee of the Company shall from time to time determine):

                           (i) five (5) members/directors designated by the Vestar Majority Holders (the "Vestar Directors");

                           (ii) two (2) members/directors designated by the Pro-Fac Majority Holders (the "Pro-Fac Directors");

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


                           (iii) one (1) member/director, who shall be the chief executive officer of Agrilink (the "Management Director"), and, for so long as Dennis M. Mullen is the Management Director, who shall serve as the chairman of the board of directors of Agrilink; and

                           (iv) one (1) member/director designated by the Vestar Majority Holders; provided, that such member/director is neither a member, or former member, of the Company's or its Subsidiaries' management or an employee or officer or former employee or officer of the Company or its Subsidiaries nor a principal or former principal of Vestar (the "Independent Director").

                  (b) If at any time either the Vestar Majority Holders or the Pro-Fac Majority Holders, as the case may be, shall notify the other parties to this Agreement of their desire to remove, with or without cause, any individual from a Company or Subsidiary membership/directorship for which such Person or Persons have designation rights pursuant to paragraph (a) above, all such parties so notified will vote, or cause to be voted, all voting securities of the Company and its Subsidiaries over which they have the power to vote or direct the voting, and shall take all such other actions promptly as shall be necessary or desirable to cause the removal of such member/director. If the Management Director ceases to be employed by the Company or its Subsidiaries, such Management Director shall be removed promptly after such time from each board and management committee.

                  (c) If at any time any Vestar Director, any Pro-Fac Director or the Independent Director ceases to serve on the management committee or board of directors of the Company or any Subsidiary of the Company (whether due to resignation, removal or otherwise), the Securityholders entitled to designate the Vestar Directors, the Pro-Fac Directors or the Independent Director as appropriate, shall be entitled to designate a successor member/director to fill the vacancy created thereby on the terms and subject to the conditions of paragraph (a) above, and if the Management Director is removed pursuant to paragraph (b) above, then the new chief executive officer of Agrilink shall be designated to fill the vacancy created thereby or, if the position of chief executive officer shall be vacant, the chief operating officer or other most senior executive officer shall be designated to fill such vacancy. Each Person that is a party hereto agrees to vote, or cause to be voted, all voting securities of the Company and its Subsidiaries over which such Person has the power to vote or direct the voting, and shall take all such other actions as shall be necessary or desirable to cause the designated successor to be elected to fill such vacancy.

                  (d) Nothing in this Agreement shall be construed to impair any rights that the unitholders or stockholders of the Company or any Subsidiary of the Company may have to remove any director for cause under applicable law, the LLC Agreement of the Company or the organizational documents of such Subsidiary, as the case may be. No such removal of an individual designated pursuant to this
Section 2.1 for cause shall affect any of the Securityholders' rights to designate a different individual pursuant to this Section 2.1 to fill the position from which such individual was removed.

                                       3




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                  (e) Subject to Section 7.2, the provisions of this Section 2.1 shall remain in effect with respect to the voting of the securities of any Person that has consummated an initial Public Offering of its securities.

                  2.2 Other Voting Matters. Each party to this Agreement hereby agrees that such party will vote, or cause to be voted, all voting securities of the Company and its Subsidiaries over which such party has the power to vote or direct the voting, either in person or by proxy, whether at a securityholders meeting, or by written consent, in the manner in which Vestar directs in connection with the approval of any amendment or amendments to the LLC Agreement, the merger, unit exchange, combination or consolidation of the Company with any other Person or Persons, the sale, lease or exchange of all or substantially all of the property and assets of the Company and its Subsidiaries on a consolidated basis, and the reorganization, recapitalization, liquidation, dissolution or winding-up of the Company; provided however that any such action
(a) shall not be inconsistent with the terms of this Agreement or the LLC Agreement and (b) shall not have a material adverse effect on any Securityholder in its capacity as such, if such effect would be borne disproportionately by such Securityholder relative to other Securityholders holding Securities of the same class.

                  2.3 Proxy. In order to effectuate the provisions of Sections 2.1, 2.2 and 4.1, each holder of Employee Securities hereby grants to Dennis M. Mullen, or if Dennis M. Mullen shall cease to be the chief executive officer of Agrilink, to his successor in such position with Agrilink, or if the chief executive officer of Agrilink shall be unable to exercise this proxy due to illness or absence or if the position of chief executive officer of Agrilink shall be vacant, to the chief operating officer or other most senior executive officer of Agrilink, a proxy to vote at any annual or special meeting of Securityholders, or to take any action by written consent in lieu of such meeting with respect to, or to otherwise take action in respect of, all of the Securities owned or held of record by such holder in connection with the matters set forth in Sections 2.1, 2.2 and 4.1 in accordance with the provisions of Sections 2.1, 2.2 and 4.1. EACH OF THE PROXIES GRANTED HEREBY IS IRREVOCABLE AND IS COUPLED WITH AN INTEREST. To effectuate the provisions of this Section 2.3, the secretary of each of the Company and each Subsidiary of the Company, or if there be no secretary such other officer or employee of the Company or such Subsidiary as the management committee or board of directors of the Company or such Subsidiary may appoint to fulfill the duties of the Secretary, shall not record any vote or consent or other action contrary to the terms of this Section 2.3.

                                  ARTICLE III
                             TRANSFERS OF SECURITIES

                  3.1 Restrictions on Transfer of Securities. Without the consent of the Vestar Majority Holders (which consent may be given or withheld in their sole and absolute discretion), no holder of Pro-Fac Securities or Employee Securities may Transfer any Pro-Fac Securities or Employee Securities, as the case may be, except in an Exempt Transfer or as otherwise provided by this Agreement.

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                  3.2 Restrictions on Transfers of Vestar Securities.

                  (a) Tag-Along Rights. Prior to making any Transfer of Vestar Securities (other than a Transfer described in Section 3.2(b)) any holder of Vestar Securities proposing to make such a Transfer (for purposes of this Section 3.2, a "Selling Holder") shall give at least 30 days prior written notice to each holder of Pro-Fac Securities and Employee Securities (for purposes of this Section 3.2, each an "Other Holder") and the Company, which notice (for purposes of this Section 3.2, the "Sale Notice") shall identify the type and amount of Vestar Securities to be sold (for purposes of this Section 3.2, the "Offered Securities"), describe in reasonable detail the terms and conditions of such proposed Transfer and identify each prospective Transferee. Any of the Other Holders may, within 15 days of the receipt of the Sale Notice, give written notice (each, a "Tag-Along Notice") to the Selling Holder that such Other Holder wishes to participate in such proposed Transfer upon the terms and conditions set forth in the Sale Notice, which Tag-Along Notice shall specify the Pro-Fac Securities or Employee Securities such Other Holder desires to include in such proposed Transfer; provided, that (1) each Other Holder shall be required, as a condition to being permitted to sell Pro-Fac Securities or Employee Securities pursuant to this Section 3.2(a) in connection with a Transfer of Offered Securities, to elect to sell Pro-Fac Securities or Employee Securities of the same type and class and in the same relative proportions (which proportions shall be determined on a unit for unit or, as the case may be, share for share basis and on the basis of aggregate liquidation value with respect to Preferred Units or Preferred Stock) as the Securities which comprise the Offered Securities (it being understood that, for purposes of this Section 3.2(a) only, Class A Units and Class B Units shall be considered the same type and class of Unit and Section 3.5 shall apply), (2) no Employee Security that is subject to vesting shall be entitled to be sold pursuant to this Section 3.2(a) unless such Employee Security has fully vested and (3) to exercise its tag-along rights hereunder, each Other Holder must agree to make to the Transferee the same representations, warranties, covenants, indemnities and agreements as the Selling Holder agrees to make in connection with the Transfer of the Offered Securities (except that in the case of representations and warranties pertaining specifically to, or covenants made specifically by, the Selling Holder, the Other Holders shall make comparable representations and warranties pertaining specifically to (and, as applicable, covenants by) themselves). Each Securityholder will bear (x) its or his own costs of any sale of Securities pursuant to this Section 3.2(a) and (y) its or his pro-rata share (based upon the relative amount of Securities sold) of any of the other costs of any sale of Securities pursuant to this Section 3.2(a) to the extent such costs are incurred for the benefit of all Securityholders and are not otherwise paid by the Transferee.

                  If none of the Other Holders gives the Selling Holder a Tag-Along Notice prior to the expiration of the 15-day period for giving Tag-Along notices with respect to the Transfer proposed in the Sale Notice, then (notwithstanding the first sentence of this Section 3.2(a)) the Selling Holder may Transfer such Offered Securities to any Person on the terms and conditions set forth in the Sale Notice at any time within 180 days after expiration of the 15-day period for giving Tag-Along Notices with respect to such Transfer. Any such Offered Securities not Transferred by the Selling Holder during such 180-day period will again be subject to the provisions of this Section 3.2(a) upon subsequent Transfer. If one or more Other Holders give the Selling Holder a timely Tag-Along Notice, then the Selling Holder shall use all reasonable efforts to obtain the agreement of the prospective Transferee(s) to the participation of the Other

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Holders in any contemplated Transfer, on the same terms and conditions as are applicable to the Offered Securities. If the prospective Transferee(s) is unwilling or unable to acquire all of the Offered Securities and all of the Pro-Fac Securities and Employee Securities specified in a timely Tag-Along Notice upon such terms, then the Selling Holder may elect either to cancel such proposed Transfer or to allocate the maximum number of each class of Securities that the prospective Transferees are willing to purchase (the "Allocable Shares") among the Selling Holder and the Other Holders giving timely Tag-Along Notices as follows (it being understood that the prospective Transferees shall be required to purchase Securities of the same class on the same terms and conditions taking into account the provisions of clause (1) of the first paragraph of this Section 3.2(a), and to consummate such Transfer on those terms and conditions):

                           (i) each participating Securityholder (including the Selling Holder) shall be entitled to sell a number of shares of each class of Securities (taking into account the provisions of clause (1) of the first paragraph of this Section 3.2(a)) (not to exceed, for any Other Holder, the number of shares of such class of Securities identified in such Other Holder's Tag-Along Notice) equal to the product of (A) the number of Allocable Shares of such class of Securities and (B) a fraction, the numerator of which is such Securityholder's Ownership Percentage of such class of Securities and the denominator of which is the aggregate Ownership Percentage for all participating Securityholders of such class of Securities; and

                           (ii) if after allocating the Allocable Shares of any class of Securities to such Securityholders in accordance with clause
         (i) above, there are any Allocable Shares of such class that remain unallocated, then they shall be allocated (in one or more successive allocations on the basis of the allocation method specified in clause
         (i) above) among the Selling Holder and each such Other Holder that has elected in its Tag-Along Notice to sell a greater number of shares of such class of Securities than previously has been allocated to it pursuant to clause (i) and this clause (ii) (all of whom (but no others) shall, for purposes of clause (i) above, be deemed to be the participating Securityholders) until all such Allocable Shares have been allocated in accordance with this clause (ii).

                  (b) Excluded Transfers. The rights and restrictions contained in Section 3.2(a) shall not apply with respect to any of the following Transfers of Securities:

                           (i) any Transfer of Vestar Securities in a Public
         Sale;

                           (ii) any Transfer of Vestar Securities to and among the partners, securityholders and employees of Vestar and the partners, securityholders and employees of such securityholders and partners (subject to compliance with Sections 3.3 and 3.4);

                           (iii) any Transfer of Vestar Securities in accordance with Section 4.1;

                           (iv) any Transfer of Vestar Securities incidental to the exercise, conversion or exchange of such securities in accordance with their terms, any combination of shares (including any reverse stock split) or any recapitalization, reorganization or reclassification of, or any merger or consolidation involving, the Company;

                           (v) any Transfer of Vestar Securities to employees or directors of, or consultants to, any of the Company and its Subsidiaries; and

                           (vi) any Transfer constituting an Exempt Individual Transfer.

                  (c) Excluded Securities. No Securities that have been transferred by the Selling Holder or an Other Holder in a Transfer pursuant to the provisions of Section 3.2(a) ("Excluded Securities") shall be subject again to the restrictions set forth in Section 3.2(a), nor shall any Securityholder holding Excluded Securities be entitled to exercise any rights as an Other Holder under Section 3.2(a) with respect to such Excluded Securities, and no Excluded Securities held by a Selling Holder or any Other Holder shall be counted in determining the respective participation rights of such Holders in a Transfer subject to Section 3.2(a).

                  3.3 Securities Act Compliance. No Securities may be transferred by a Securityholder (other than pursuant to an effective registration statement under the Securities Act) unless such Securityholder first delivers to the Company an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Company, to the effect that such Transfer is not required to be registered under the Securities Act.

                  3.4 Certain Transferees Bound by Agreement. Subject to compliance with the other provisions of this Article III, any Securityholder may Transfer any Securities held by such Securityholder in accordance with applicable law; provided, that if the Transfer is not made pursuant to a Public Sale or a transaction the consummation of which will cause the termination of this Agreement pursuant to Article VII, then the Transferor of such Security shall first deliver to the Company a written agreement of the proposed Transferee (excluding a Transferee that is a limited partner of Vestar) to become a Securityholder and to be bound by the terms of this Agreement (unless such proposed Transferee is already a Securityholder). All Pro-Fac Securities and Employee Securities will continue to be Pro-Fac Securities and Employee Securities in the hands of any Transferee (other than the Company, Vestar or any Transferee in a Public Sale); provided, that Pro-Fac Securities and Employee Securities Transferred pursuant to an exercise of tag-along rights as an Other Holder under Section 3.2(a) shall not be subject to the provisions of Section
3.1 in the hands of the Transferee or any subsequent Transferee. All Vestar Securities will continue to be Vestar Securities in the hands of any Transferee (other than the Company, Pro-Fac, the Employees or a Transferee in a Public
Sale).

                  3.5 Class C and D Units. Upon the occurrence of any event which gives rise to a holder of Employee Securities' ability or requirement to transfer (including by operation of law or pursuant to Section 3.2(a) or Section 4.1, provided that in no event may unvested Units be transferred) Securities to a third party in exchange for consideration pursuant to this Agreement, if Securities to be transferred by any Securityholder include Class A Units and/or Class B Units, then, at the election of any such holder of Employee Securities, the Company shall take all actions necessary to convert Class C Units and/or Class D Units into Class B Units (or other appropriate type of security), in the manner provided in the LLC Agreement, to permit such holder of Employee Securities to participate in the Transfer to such third party.

                  3.6 Transfers in Violation of Agreement. Any Transfer or attempted Transfer of any Securities in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Securities as the owner of such Securities for any purpose.

                                   ARTICLE IV
                       TAKE-ALONG RIGHTS ON APPROVED SALE

                  4.1 Take-Along Rights.

                  (a) If Vestar elects to consummate, or to cause the Company to consummate, a transaction constituting a Sale of the Company, Vestar shall notify the Company and the other Securityholders in writing of that election, the other Securityholders will consent to and raise no objections to the proposed transaction, and the Securityholders and the Company will take all other actions reasonably necessary or desirable to cause the consummation of such Sale of the Company on the terms proposed by Vestar. Without limiting the foregoing, (i) if the proposed Sale of the Company is structured as a sale of assets or a merger or consolidation, or otherwise requires equityholder approval, the Securityholders and the Company will vote or cause to be voted all Securities that they hold or with respect to which such Securityholder has the power to direct the voting and which are entitled to vote on such transaction in favor of such transaction and will waive any appraisal rights which they may have in connection therewith and (ii) if the proposed Sale of the Company is structured as or involves a sale or redemption of Securities, the Securityholders will agree to sell their pro-rata share of the Securities being sold in such Sale of the Company on the terms and conditions approved by Vestar, and the Securityholders will execute any merger, asset purchase, security purchase, recapitalization or other sale agreement approved by Vestar in connection with such Sale of the Company.

                  (b) The obligations of the Securityholders with respect to the Sale of the Company are subject to the satisfaction of the following conditions:
(i) upon the consummation of the Sale of the Company, all of the holders of a particular class or series of Securities shall receive the same form and amount of consideration per share, unit or amount of Securities, or if any holders of a particular class or series of Securities are given an option as to the form and amount of consideration to be received, all holders of such class or series will be given the same option (it being understood that, for purposes of this Section 4.1(b) only, Class A Units, Class B Units and Class C Units shall be considered the same type and class of Unit); (ii) the Company's compliance with Section 3.5, if applicable; and (iii) all holders of rights, without regard to time vesting or exercise restrictions, to acquire a particular class or series of Securities will be given an opportunity to either (A) exercise such rights prior to the consummation of the Sale of the Company and participate in such sale as holders of such Securities or (B) upon the consummation of the Sale of the Company, receive in exchange for such rights consideration equal to the amount determined by multiplying (1) the same amount of consideration per share, unit or amount of Securities received by the holders of such type and class of Securities in connection with the Sale of the Company less the exercise price per share, unit or amount of such rights to acquire such Securities by (2) the number of shares, units or aggregate amount of Securities represented by such rights.

                  (c) Each Securityholder will bear its or his pro-rata share (based upon the relative amount of Securities sold) of the costs of any sale of Securities pursuant to a Sale of the Company to the extent such costs are incurred for the benefit of all Securityholders and are not otherwise paid by the Company or the acquiring party. Costs incurred by or on behalf of a Securityholder for its or his sole benefit will not be considered costs of the transaction hereunder. In the event that any transaction that Vestar elects to consummate or cause to be consummated pursuant to this Section 4.1 is not consummated for any reason, the Company will reimburse Vestar for all actual and reasonable expenses paid or incurred by Vestar in connection therewith and will reimburse each other Securityholder for any expenses it previously paid pursuant to the first sentence of this Section 4.1(c).

                  (d) Notwithstanding any provision in this Agreement to the contrary, Vestar Capital Partners shall be entitled to be paid customary and reasonable fees by the Company for any investment banking services provided by it in connection with a Sale of the Company.

                  (e) In the event of a sale or exchange by the Securityholders of all or substantially all of the Securities held by the Securityholders (whether by sale, merger, recapitalization, reorganization, consolidation, combination or otherwise), each Securityholder shall receive in exchange for the Securities held by such Securityholder the same portion of the aggregate consideration from such sale or exchange that such Securityholder would have received if such aggregate consideration had been distributed by the Company in complete liquidation pursuant to the rights and preferences set forth in the LLC Agreement as in effect immediately prior to such sale or exchange. Each Securityholder shall take all necessary or desirable actions in connection with the distribution of the aggregate consideration from such sale or exchange as requested by the Company.

                  (f) Notwithstanding anything contained herein to the contrary, upon the consummation of the Sale of the Company, the Securityholders shall not receive any of the proceeds from such Sale of the Company unless and until Agrilink's payment obligations to Pro-Fac contained in that certain letter agreement dated as of August 19, 2002 by and between Agrilink and Pro-Fac have been satisfied pursuant to the terms of such letter agreement.

                  4.2 Holdings Preferred Stock.

                  (a) If, after the Company has distributed the Preferred Stock of Holdings to holders of Units, the holders of Vestar Securities (the "Electing Holders") elect to Transfer to any other Person or group of related Persons on an arm's-length basis all of the shares of Preferred Stock of Holdings held by them, then the Electing Holders shall have the right to require each other Securityholder to Transfer all of the shares of Preferred Stock of Holdings held by it. The Electing Holders shall deliver to each such other Securityholder written notice of the proposed Transfer at least 10 days prior to the consummation of the Transfer, which notice shall describe in reasonable detail the terms and conditions of such proposed Transfer and identify each prospective Transferee. Each such other Securityholder will agree to sell its shares of Preferred

Stock of Holdings and will otherwise consent to and raise no objections to the proposed Transfer, and the Securityholders will take all other actions reasonably necessary or desirable to cause the consummation of such Transfer on the terms and conditions proposed by the Electing Holders, and each Securityholder shall execute any security purchase or other sale agreement approved by the Electing Holders in connection with such Transfer.

                  (b) The obligations of the Securityholders with respect to the Transfer of the shares of Preferred Stock of Holdings are subject to all Securityholders receiving the same form and amount of consideration per share of Preferred Stock of Holdings, or if any Securityholder is given an option as to the form and amount of consideration to be received, all Securityholders will be given the same option.

                  (c) Each Securityholder will bear its or his pro-rata share (based upon the relative number of shares sold) of the costs of the Transfer to the extent such costs are incurred for the benefit of all Securityholders and are not otherwise paid by the Company or the acquiring party. Costs incurred by or on behalf of a Securityholder for its or his sole benefit will not be considered costs of the transaction hereunder.

                                   ARTICLE V
                               REGISTRATION RIGHTS

                  5.1 Demand Registrations.

                  (a) Requests for Registration. Subject to the provisions of this Article V, the holders of a majority of Vestar Securities that constitute Registrable Securities shall have the right (the "Vestar Demand Right") and the holders of a majority of Pro-Fac Securities that constitute Registrable Securities shall have the right (the "Pro-Fac Demand Right"), in each case, to request registration under the Securities Act of all or any portion of the Registrable Securities held by such Securityholders (in each case, referred to herein as the "Requesting Holders") by delivering a written notice to the principal business office of the Issuer, which notice identifies the Requesting Holders and specifies the number of Registrable Securities to be included in such registration (the "Registration Request"). Subject to the restrictions set forth in Section 5.1(d), the Issuer will give prompt written notice of such Registration Request (the "Registration Notice") to all other holders of Registrable Securities and will thereupon use its commercially reasonable efforts to effect the registration (a "Demand Registration") under the Securities Act on any form available to the Issuer of:

                           (i) the Registrable Securities requested to be registered by the Requesting Holders;

                           (ii) all other Registrable Securities of the same type and class which the Issuer has received a written request to register within 30 days after the Registration Notice is given and any securities of the Issuer proposed to be included in such registration by the Issuer for its own account; and

                           (iii) any securities of the Issuer proposed to be included in such registration by the holders of registration rights granted other than pursuant to this Agreement ("Other Registration Rights").

                  (b) Preservation of Demand Registration. A registration undertaken by the Issuer at the request of the Requesting Holder will not count as a Demand Registration:

                           (i) if, pursuant to the Vestar Demand Right or the Pro-Fac Demand Right, the Requesting Holders fail to register and sell at least 75% of the Registrable Securities requested to be included in such registration by them, unless such failure results from any act of, or failure to act by, any of the Requesting Holders (provided, that if the Requesting Holders withdraw their Registration Request prior to the time the registration statement therefor is declared effective because the price payable for securities included in such offering is not acceptable to the Requesting Holders, such Registration Request shall not count as a Demand Registration); or

                           (ii) if the Requesting Holders withdraw a Registration Request (A) upon the determination of the management committee or, as the case may be, board of directors of the Issuer to postpone the filing or effectiveness of a Registration Statement pursuant to Section 5.1(d) or (B) within 10 days of receiving notice from the Issuer of its intent to exercise its Priority Right in connection with such registration.

                  (c) Priority on Demand Registration. If the sole or managing underwriter of a Demand Registration advises the Issuer in writing that in its opinion the number of Registrable Securities and other securities requested to be included exceeds the number of Registrable Securities and other securities which can be sold in such offering without adversely affecting the distribution of the securities being offered, the price that will be paid in such offering or the marketability thereof, the Issuer will include in such registration the greatest number of (i) Registrable Securities proposed to be registered by the holders thereof, (ii) securities having Other Registration Rights that are pari passu with the demand rights granted in respect of Registrable Securities hereunder proposed to be registered by the holders thereof and (iii) securities proposed to be registered by the Issuer for its own account which in the opinion of such underwriters can be sold in such offering without adversely affecting the distribution of the securities being offered, the price that will be paid in such offering or the marketability thereof, ratably among the holders of Registrable Securities, the holders of such Other Registration Rights and the Issuer, based (A) as between the Issuer and such holders requesting registration, on the respective amounts of securities requested to be registered and (B) as among the holders requesting registration, on the respective amounts of Registrable Securities (whether requested to be registered pursuant to Section 5.1 or Section 5.2) and securities subject to such Other Registration Rights, as the case may be, held by each such holder; provided, that the Issuer and the Company shall have the right (the "Priority Right") to receive priority over all holders of Registrable Securities in any Demand Registration to be effected under this Section 5.1 with respect to securities that the Company or the Issuer proposes to include in such registration for its own account by giving written notice of its election to exercise such Priority Right to the holders of Registrable Securities requesting registration thereof.

                  (d) Restrictions on Demand Registrations. Except as otherwise provided in this Section 5.1(d), the Issuer shall be obligated to effect four "long form" and unlimited "short form" Demand Registrations pursuant to a Vestar Demand Right. The Issuer shall not be obligated to effect a Pro-Fac Demand Right until after the first anniversary of the Issuer's first Public Offering. Thereafter, the Issuer shall be obligated to effect two Pro-Fac Demand Rights. Any "long form" Demand Registration requested must be for a shelf registration pursuant to Section 5.5 or a firmly underwritten public offering or a block sale of Registrable Securities with an expected value of at least $15 million. If such Demand Registration is for a firmly underwritten public offering, then it must be managed by an underwriter or underwriters of recognized national standing selected by the Requesting Holders and reasonably acceptable to the Issuer. The Issuer shall not be obligated to effect a Demand Registration if after a request is made, the Issuer has determined in good faith that the filing of a registration request would require disclosure of material information which the Issuer has a bona fide business purpose for preserving as confidential. In such event, the Issuer shall not be obligated to effect the registration until the earlier of (A) the date upon which such material information is disclosed to the public or is no longer material or (B) 120 days after the Issuer first makes such good faith determination.

                  (e) "Short Form" Registration on Forms S-2 and S-3. Following its first Public Offering, the Issuer shall use its commercially reasonable best efforts to qualify for registration on Forms S-2 or S-3 or any comparable or successor form or forms. After the Issuer has qualified for the use of Forms S-2 or S-3 or any comparable or successor form of forms, the applicable Securityholders specified in Section 5.1(a) shall have the right to request that a Demand Registration be on Form S-2 or S-3 or any comparable or successor form or forms; provided, that the Issuer shall not be obligated to effect a short form registration under this Section 5.1(e) if the fair market value of the shares to be registered is less than $5 million; provided further, that the Issuer shall not be obligated to effect more than four (4) registrations on Form S-2 or S-3 or any comparable or successor form or forms during any 12-month period.

                  (f) Stock Splits. In connection with any Demand Registration pursuant to this Section 5.1, each party to this Agreement will vote, or cause to be voted, all securities of the Issuer over which it has the power to vote or direct the voting to effect any stock split which, in the opinion of the sole or managing underwriter, is necessary to facilitate the effectiveness of such Demand Registration.

                  (g) Other Registration Rights. Except as provided in this Agreement, the Issuer shall not grant to any Persons the right to request the Issuer to register any equity securities of the Issuer, or any securities convertible or exchangeable into or exercisable for such securities, without the prior written consent of the holders of at least a majority of the Vestar Securities.

                  5.2 Incidental Registration.

                  (a) Requests for Incidental Registration. At any time the Issuer proposes to register any shares of Common Stock under the Securities Act (other than registrations on such form(s) solely for registration of Common Stock in connection with any employee benefit plan or dividend reinvestment plan or a merger or consolidation), including registrations pursuant to Section 5.1(a), whether or not for sale for its own account, the Issuer will give written notice to each holder of Registrable Securities at least 30 days prior to the initial filing of such Registration Statement with the SEC of its intent to file such registration statement and of such holder's rights under this Section 5.2. Upon the written request of any holder of Registrable Securities made within 20 days after any such notice is given (which request shall specify the Registrable Securities intended to be disposed of by such holder), the Issuer will use its commercially reasonable efforts to effect the registration (an "Incidental Registration") under the Securities Act of all Registrable Securities which the Issuer has been so requested to register by the holders thereof; provided, that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the Registration Statement filed in connection with such Incidental Registration (each an "Incidental Registration Statement"), the Issuer shall determine for any reason not to register or to delay registration of such securities, the Issuer may, at its election, give written notice of such determination to each holder of Registrable Securities and, thereupon, (a) in the case of a determination not to register, the Issuer shall be relieved of its obligation to register any Registrable Securities under this
Section 5.2 in connection with such registration (but not from its obligation to pay the expenses incurred in connection therewith) and (b) in the case of a determination to delay registration, the Issuer shall be permitted to delay registering any Registrable Securities under this Section 5.2 during the period that the registration of such other securities is delayed.

                  (b) Priority on Incidental Registration. If the sole or managing underwriter of a registration advises the Issuer in writing that in its opinion the number of Registrable Securities and other securities requested to be included exceeds the number of Registrable Securities and other securities which can be sold in such offering without adversely affecting the distribution of the securities being offered, the price that will be paid in such offering or the marketability thereof, the Issuer will include in such registration the Registrable Securities and other securities of the Issuer in the following order of priority:

                           (i) first, the greatest number of securities of the Issuer proposed to be included in such registration by the Issuer for its own account by the Company and by holders of Other Registration Rights that have priority over the incidental registration rights granted to holders of Registrable Securities under this Agreement, which in the opinion of such underwriters can be so sold; and

                           (ii) second, after all securities that the Issuer proposes to register for its own account, the Company or for the accounts of holders of Other Registration Rights that have priority over the incidental registration rights under this Agreement have been included, the greatest amount of Registrable Securities and securities having Other Registration Rights that are pari passu with Registrable Securities, in each case requested to be registered by the holders thereof which in the opinion of such underwriters can be sold in such offering without adversely affecting the distribution of the securities being offered, the price that will be paid in such offering or the marketability thereof, ratably among the holders of Registrable Securities (whether requested to be registered pursuant to Section 5.1 or Section 5.2) and securities subject to such Other Registration Rights based on the respective amounts of Registrable Securities and securities subject to such Other Registration Rights held by each such holder.

                  (c) Upon delivering a request under this Section 5.2, a Securityholder (excluding Vestar and its Affiliates, but including any other Permitted Transferee of any thereof) will, if requested by the Issuer, execute and deliver a custody agreement and power of attorney in form and substance reasonably satisfactory to the Issuer and one of the Vestar Directors with respect to such Securityholder's Securities to be registered pursuant to this
Section 5.2 (a "Custody Agreement and Power of Attorney"). The Custody Agreement and Power of Attorney will provide, among other things, that the Securityholder will deliver to and deposit in custody with the custodian and attorney-in-fact named therein (who shall be reasonably satisfactory to one of the Vestar Directors) a certificate or certificates representing such Securities (duly endorsed in blank by the registered owner or owners thereof or accompanied by duly executed stock powers in blank) and irrevocably appoint said custodian and attorney-in-fact with full power and authority to act under the Custody Agreement and Power of Attorney on such Securityholder's behalf with respect to the matters specified therein. Such Securityholder also agrees to execute such other agreements as the Issuer may reasonably request to further evidence the provisions of this Section 5.2.

                  5.3 Holdback Agreements.

                  (a) Each holder of Registrable Securities agrees that if requested in connection with an underwritten offering made pursuant to a Registration Statement for which such Securityholder has registration rights pursuant to this Article V by the managing underwriter or underwriters of such underwritten offering, such holder will not effect any Public Sale or distribution of any of the securities being registered or any securities convertible or exchangeable or exercisable for such securities (except as part of such underwritten offering), during the period beginning 10 days prior to, and ending 180 days after, the closing date of each underwritten offering made pursuant to such Registration Statement (or for such shorter period as to which the managing underwriter or underwriters may agree; provided, that such shorter period applies equally to all holders of Registrable Securities).

                  (b) The Issuer agrees (i) not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the 7 days prior to and during the 180-day period beginning on the effective date of any underwritten Demand Registration (or for such shorter period as to which the managing underwriter or underwriters may agree), except as part of such Demand Registration or in connection with any employee benefit or similar plan, any dividend reinvestment plan, or a business acquisition or combination and (ii) to use all reasonable efforts to cause each holder of at least 1% (on a fully-diluted basis) of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, which are or may be purchased from the Issuer at any time after the date of this Agreement (other than in a registered offering) to agree not to effect any sale or distribution of any such securities during such period (except as part of such underwritten offering, if otherwise permitted).

                  5.4 Registration Procedures. In connection with the registration of any Registrable Securities, the Issuer shall effect such registrations to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Issuer shall as expeditiously as possible:

                  (a) Prepare and file with the SEC a Registration Statement or Registration Statements on a form available for the sale of the Registrable Securities by the holders thereof in accordance with the intended method of distribution thereof, and use its commercially reasonable efforts to cause each such Registration Statement to become effective.

                  (b) Prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective for a period ending on the earlier of (i) 90 days from the effective date and (ii) such time as all of such securities have been disposed of in accordance with the intended method of disposition thereof, cause the related prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act, and comply with the provisions of the Securities Act, the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to it with respect to the disposition of all securities covered by such Registration Statement as so amended or in such prospectus as so supplemented.

                  (c) Notify the selling holders of Registrable Securities promptly (but in any event within 2 business days), and confirm such notice in writing, (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, (iii) if at any time when a prospectus is required by the Securities Act to be delivered in connection with sales of Registrable Securities the Issuer becomes aware that the representations and warranties of the Issuer contained in any agreement (including any underwriting agreement) contemplated by Section 5.4(h) below cease to be true and correct in all material respects, (iv) of the receipt by the Issuer of any notification with respect to the suspension of the qualification or exemption from qualification of a Registration Statement or any of the Registrable Securities for offer or sale in any jurisdiction, (v) if the Issuer becomes aware of the happening of any event that makes any statement made in such Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such Registration Statement, prospectus or documents so that, in the case of such Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (d) Use its commercially reasonable efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of a prospectus or suspending the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, and, if any such order is issued, to obtain the withdrawal of any such order at the earliest possible moment.

                  (e) Deliver to each selling holder of Registrable Securities and the underwriters, if any, without charge, as many copies of the prospectus or prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request, and the Issuer hereby consents to the use of such prospectus and each amendment or supplement thereto by each of the selling holders of Registrable Securities and the underwriters or agents, if any, in connection with the offering and sale of the Registrable Securities covered by such prospectus and any amendment or supplement thereto.

                  (f) Prior to any public offering of Registrable Securities, to use its commercially reasonable efforts to register or qualify, and cooperate with the selling holders of Registrable Securities, the underwriters, if any, the sales agents and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or "blue sky" laws of such jurisdictions within the United States as any selling holder or the managing underwriters reasonably request in writing; provided, that the Issuer will not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject.

                  (g) Upon the occurrence of any event contemplated by Section 5.4(c)(v) above, as promptly as practicable prepare a supplement or post-effective amendment to the Registration Statement or a supplement to the related prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (h) Enter into an underwriting agreement in form, scope and substance as is customary in underwritten offerings and take all such other actions as are reasonably requested by the managing or sole underwriter in order to expedite or facilitate the registration or the disposition of such Registrable Securities, and in such connection, (i) make such representations and warranties to the underwriters, with respect to the business of the Issuer and its subsidiaries, and the Registration Statement, prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings, and confirm the same if and when requested, (ii) obtain opinions of counsel to the Issuer and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters), addressed to the underwriters covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by underwriters,
(iii) obtain "cold comfort" letters and updates thereof from the independent certified public accountants of the Issuer (and, if necessary, any other independent certified public accountants of any Subsidiary of the Issuer or of any business acquired by the Issuer for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings and (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures no less favorable to the holders of Registrable Securities than those set forth in
Section 5.7 hereof (or such other provisions and procedures acceptable to holders of a majority of the Registrable Securities covered by such Registration Statement and the managing underwriters or agents) with respect to all parties to be indemnified pursuant to said Section. The above shall be done at each closing under such underwriting agreement, or as and to the extent required thereunder.

                  (i) Comply with all applicable rules and regulations of the SEC and make generally available to its Securityholders earnings statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Issuer after the effectiveness of a Registration Statement, which statements shall cover said 12-month periods.

                  (j) Use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on the principal securities exchange on which Common Stock is then listed (if any), if the listing of such Registrable Securities is then permitted under the rules of such exchange, or if no Common Stock is then so listed, use its commercially reasonable efforts to, either (as the Issuer may elect) (x) cause all such Registrable Securities to be listed on a national securities exchange or (y) secure designation of all such Registrable Securities as a NASDAQ "national market system security" within the meaning of Rule 11Aa2-1 or, failing that, to secure NASDAQ authorization for such shares and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such shares with the National Association of Securities Dealers, Inc. ("NASD").

The Issuer may require each holder of Registrable Securities as to which any registration is being effected to furnish to the Issuer such information regarding such holder and the distribution of such Registrable Securities as the Issuer may, from time to time, reasonably request in writing; provided, that such information shall be used only in connection with such registration. The Issuer may exclude from such registration the Registrable Securities of any holder who unreasonably fails to furnish such information promptly after receiving such request. Each holder agrees that, upon receipt of any notice from the Issuer of the happening of any event of the kind described in Section 5.4(c)(ii), 5.4(c)(iv) or 5.4(c)(v), such holder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or prospectus until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by this Section 5.4, or until it is advised in writing by the Issuer that the use of the applicable prospectus may be resumed, and has received copies of any amendments or supplements thereto.

                  5.5 Shelf Registration. Subject to the provisions set forth in
Section 5.4, if the holders of a majority of Vestar Securities that constitute Registrable Securities so specify in the Registration Notice that they desire the Issuer to undertake a shelf registration of some or all of such Registrable Securities, then the Issuer shall file with the SEC a registration statement under the Securities Act on the appropriate form pursuant to Rule 415 under the Securities Act (the "Required Registration"). The Issuer shall use its best efforts to cause the Required Registration to be declared effective under the Securities Act as soon as practical after filing, and once effective, the Issuer shall cause such Required Registration to remain effective for a period ending on the earlier of (i) the second anniversary of the effectiveness thereof, (ii) the date on which all Registrable Securities have been sold pursuant to the Required Registration and (iii) the date as of which there are no longer any Registrable Securities in existence.

                  5.6 Registration Expenses. All fees and expenses incident to the performance of or compliance with this Agreement by the Issuer shall be borne by the Issuer, whether or not any Registration Statement is filed or becomes effective, including, without limitation, (i) all registration and filing fees (including, without limitation, (A) fees with respect to filings required to be made with the NASD in connection with an underwritten offering and (B) fees and expenses of compliance with state securities or "blue sky"
laws), (ii) reasonable messenger, telephone and delivery expenses, (iii) fees and disbursements of counsel for the Issuer, (iv) fees and disbursements of all independent certified public accountants referred to in Section 5.4(h), (v) underwriters' fees and expenses (excluding discounts, commissions, or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the Registrable Securities), (vi) Securities Act liability insurance, if the Issuer so desires such insurance,
(vii) internal expenses of the Issuer, (viii) the expense of any annual audit,
(ix) the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange and (x) the fees and expenses of any Person, including special experts, retained by the Issuer. In connection with any Demand Registration or Incidental Registration hereunder, the Issuer shall reimburse the holders of the Registrable Securities being registered in such registration for the reasonable fees and disbursements of not more than one counsel (together with appropriate local counsel) chosen by the Requesting Holders, and other reasonable out-of-pocket expenses of the holders of Registrable Securities incurred in connection with the registration of the Registrable Securities.

                  5.7 Indemnification; Contribution.

                  (a) Indemnification by the Issuer. The Issuer shall, without limitation as to time, indemnify and hold harmless, to the full extent permitted by law, each holder of Registrable Securities, the officers, directors, agents and employees of each of them, each Person who controls each such holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange
Act), the officers, directors, agents and employees of each such controlling person and any financial or investment adviser (each, an "Indemnified Party"), to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, actions or proceedings (whether commenced or threatened) reasonable costs (including, without limitation, reasonable costs of preparation and reasonable attorneys' fees) and reasonable expenses (including reasonable expenses of investigation) (collectively, "Losses"), as incurred, arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, prospectus or form of prospectus or in any amendment or supplements thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except to the extent that the same arise out of or are based upon information furnished in writing to the Issuer by such Indemnified Party or the related holder of Registrable Securities expressly for use therein or (ii) any violation by the Issuer of any federal, state or common law rule or regulation applicable to the Issuer and relating to action required of or inaction by the Issuer in connection with any such registration; provided, that the Issuer shall not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Securities or any other Person, if any, who controls such underwriters within the meaning of the Securities Act to the extent that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus if (i) such Person failed to send or deliver a copy of the prospectus with or prior to the delivery of written confirmation of the sale by such Person to the Person asserting the claim from which such Losses arise, (ii) the prospectus would have corrected such untrue statement or alleged untrue statement or such omission or alleged omission, and (iii) the Issuer has complied with its obligations under Section 5.4(c). Each indemnity and reimbursement of costs and expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party.

                  (b) Indemnification by Holders. In connection with any Registration Statement in which a holder of Registrable Securities is participating, such holder, or an authorized officer of such holder, shall furnish to the Issuer in writing such information as the Issuer reasonably requests for use in connection with any Registration Statement or prospectus and agrees, severally and not jointly, to indemnify, to the full extent permitted by law, the Issuer, its directors, officers, agents and employees, each Person who controls the Issuer (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling persons, from and against all Losses arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, prospectus, or form of prospectus, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue or alleged untrue statement is contained in, or such omission or alleged omission is required to be contained in, any information so furnished in writing by such holder to the Issuer expressly for use in such Registration Statement or prospectus and that such statement or omission was relied upon by the Issuer in preparation of such Registration Statement, prospectus or form of prospectus; provided, that such holder of Registrable Securities shall not be liable in any such case to the extent that the holder has furnished in writing to the Issuer within a reasonable period of time prior to the filing of any such Registration Statement or prospectus or amendment or supplement thereto information expressly for use in such Registration Statement or prospectus or any amendment or supplement thereto which corrected or made not misleading, information previously furnished to the Issuer, and the Issuer failed to include such information therein. In no event shall the liability of any selling holder of Registrable Securities hereunder be greater in amount than the dollar amount of the proceeds (net of payment of all expenses) received by such holder upon the sale of the Registrable Securities giving rise to such indemnification obligation. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party.

                  (c) Conduct of Indemnification Proceedings. If any Person shall be entitled to indemnity hereunder (an "indemnified party"), such indemnified party shall give prompt notice to the party or parties from which such indemnity is sought (the "indemnifying parties") of the commencement of any action, suit, proceeding or investigation or written threat thereof (a "Proceeding") with respect to which such indemnified party seeks indemnification or contribution pursuant hereto; provided, that the failure to so notify the indemnifying parties shall not relieve the indemnifying parties from any obligation or liability except to the extent that the indemnifying parties have been prejudiced by such failure. The indemnifying parties shall have the right, exercisable by giving written notice to an indemnified party promptly after the receipt of written notice from such indemnified party of such Proceeding, to assume, at the indemnifying parties' expense, the defense of any such Proceeding, with counsel reasonably satisfactory to such indemnified party; provided, that an indemnified party or parties (if more than one such indemnified party is named in any Proceeding) shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless: (i) the indemnifying parties agree to pay such fees and expenses; (ii) the indemnifying parties fail promptly to assume the defense of such Proceeding or fail to employ counsel reasonably satisfactory to such indemnified party or parties; or (iii) the named parties to any such Proceeding (including any impleaded parties) include both such indemnified party or parties and the indemnifying parties or an affiliate of the indemnifying parties or such indemnified parties, and there may be one or more defenses available to such indemnified party or parties that are different from or additional to those available to the indemnifying parties, in which case, if such indemnified party or parties notifies the indemnifying parties in writing that it elects to employ separate counsel at the expense of the indemnifying parties, the indemnifying parties shall not have the right to assume the defense thereof and such counsel shall be at the expense of the indemnifying parties, it being understood, however, that, unless there exists a conflict among indemnified parties, the indemnifying parties shall not, in connection with any one such Proceeding or separate but substantially similar or related Proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for such indemnified party or parties. Whether or not such defense is assumed by the indemnifying parties, such indemnifying parties or indemnified party or parties will not be subject to any liability for any settlement made without its or their consent (but such consent will not be unreasonably withheld). The indemnifying parties shall not consent to entry of any judgment or enter into any settlement which (i) provides for other than monetary damages without the consent of the indemnified party or parties (which consent shall not be unreasonably withheld or delayed) or (ii) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party or parties of a release, in form and substance satisfactory to the indemnified party or parties, from all liability in respect of such Proceeding for which such indemnified party would be entitled to indemnification hereunder.

                  (d) Contribution. If the indemnification provided for in this
Section 5.7 is unavailable to an indemnified party or is insufficient to hold such indemnified party harmless for any Losses in respect of which this Section
5.7 would otherwise apply by its terms, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall have a joint and several obligation to contribute to the amount paid or payable by such indemnified party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such indemnifying party, on the one hand, and indemnified party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include any legal or other fees or expenses incurred by such party in connection with any Proceeding, to the extent such party would have been indemnified for such expenses if the indemnification provided for in Section 5.7(a) or 5.7(b) was available to such party. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5.7(d) were determined by pro-rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 5.7(d). Notwithstanding the provisions of this Section 5.7(d), an indemnifying party that is a selling holder of Registrable Securities shall not be required to contribute any amount in excess of the amount by which the net proceeds received by such indemnifying party exceeds the amount of any damages that such indemnifying party has otherwise been required to pay by reasons of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                  5.8 Rule 144. At all times after the Issuer effects its first Public Offering, the Issuer shall file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder, and will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144. Upon the request of any holder of Registrable Securities, the Issuer shall deliver to such holder a written statement as to whether it has complied with such requirements.

                  5.9 Underwritten Registrations. No holder of Registrable Securities may participate in any underwritten registration hereunder unless such holder (a) agrees to sell such holder's Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

                  5.10 Company Public Offering. The Company shall not consummate a Public Offering of its securities.

                                   ARTICLE VI
                               PRE-EMPTIVE RIGHTS

                  6.1 Issuance of New Securities to Affiliates.

                  (a) If at any time after the date of this Agreement the Company or any of its Subsidiaries proposes to issue or sell any Units, Preferred Units, Preferred Stock, Common Stock, or Common Stock Equivalents of the Company or such Subsidiary (collectively, "New Securities"), in each case to Vestar or any Affiliate of Vestar (provided that, for the purposes of this Section 6.1, neither the Company nor its Subsidiaries shall be deemed an Affiliate of Vestar), the Company shall, and in the case of a proposed issuance of securities of a Subsidiary, the Company will cause such Subsidiary to, first offer to sell to the holders of Pro-Fac Securities and Employee Securities a portion of each type of such New Securities:

                           (i) in the event such New Securities are Common Units or Common Stock, equal to the quotient determined by dividing (x) the number of Fully-Diluted Common Units held or beneficially owned by such holder of Pro-Fac Securities or Employee Securities, by (y) the total number of Fully-Diluted Common Units outstanding immediately prior to such issuance or sale; and

                           (ii) in the event such New Securities are not Common Units or Common Stock, equal to the quotient determined by dividing (x) the Capital Contributions to the Company of such holder of Pro-Fac Securities or Employee Securities, by (y) the aggregate Capital Contributions to the Company.

The holders of Pro-Fac Securities and Employee Securities shall be entitled to purchase all or any portion of their respective portions (as determined in (i) or (ii) above, as the case may be) of such New Securities at the most favorable price and on the most favorable terms as such New Securities are to be offered to Vestar or any Affiliate of Vestar. No Employee Security that is subject to vesting shall be counted for purposes of making the calculation described above in either (x) or (y) of (i) above unless such Employee Security has fully vested.

                  (b) In order to exercise its purchase rights hereunder, each holder of Pro-Fac Securities and Employee Securities must, within 30 days after receipt of written notice from the Company describing in reasonable detail the New Securities being offered, the purchase price thereof, the payment terms and the percentage of the New Securities available to such holder pursuant to
Section 6.1(a), deliver a written notice to the Company describing its election to exercise its purchase rights hereunder.

                  (c) Upon the expiration of the offering periods described above, the Company (or any such Subsidiary) shall be entitled to sell such New Securities which the holders of Pro-Fac Securities and Employee Securities have not elected to purchase during the 180 days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to the holders of Pro-Fac Securities and Employee Securities. Any New Securities to be sold by the Company or any of its Subsidiaries to Vestar or any Affiliate of Vestar after such 180-day period must be reoffered to the holders of Pro-Fac Securities and Employee Securities pursuant to the terms of this Section 6.1.

                  (d) The provisions of this Section 6.1 will not apply to the following issuances of New Securities:

                           (i) any New Securities issued upon the conversion or exercise of any Common Stock Equivalents not issued in violation of this Section 6.1;

                           (ii) any issuance of New Securities incident to the exercise, conversion or exchange of any securities of the Company or any of its Subsidiaries that were not issued in violation of this
         Section 6.1, a subdivision of shares (including any stock dividend or stock split), any combination of shares (including any reverse stock split) or any recapitalization, reorganization or reclassification of the Company or any of its Subsidiaries; or

                           (iii) any New Securities issued to a seller in connection with the acquisition by the Company or any of its Subsidiaries of another Person that is not an Affiliate of Vestar (whether by acquisition of stock or by merger or consolidation, or the acquisition of all or substantially all of such Person's assets).

                  (e) Nothing in this Section 6.1 shall be deemed to prevent Vestar or any Affiliate of Vestar from purchasing for cash any New Securities without first complying with the provisions of this Section 6.1; provided, that in connection with such purchase, (a) the Company's (or applicable Subsidiary's) management committee or board of directors has determined in good faith (1) that the Company (or applicable Subsidiary) needs an immediate cash investment, (2) that no alternative financing on terms no less favorable to the Company (or applicable Subsidiary) in the aggregate than such purchase is available which is of a type that could be obtained without having to comply with this Section 6.1 and (3) that the delay caused by compliance with the provisions of this Section
6.1 in connection with such investment would be reasonably likely to cause severe and immediate harm to the Company (or applicable Subsidiary), (b) the Company (or applicable Subsidiary) gives prompt notice to the holders of Pro-Fac Securities and Employee Securities of the Purchasing Holder's investment, which notice shall describe in reasonable detail the New Securities being purchased by the Person making such purchase (for purposes of this Section 6.1, the "Purchasing Holder") and the purchase price thereof and (c) the Purchasing Holder and the Company (or applicable Subsidiary) take all steps necessary to enable the holders of Pro-Fac Securities and Employee Securities to effectively exercise their respective rights under this Section 6.1 with respect to their purchase of a pro-rata share of the New Securities issued to the Purchasing Holder after such purchase by the Purchasing Holder on the terms specified in
Section 6.1(a).

                  6.2 Issuance of New Securities.

                  If at any time after the date of this Agreement the Company or any of its Subsidiaries proposes to issue or sell any New Securities, the Company shall, and in the case of a proposed issuance of securities of a Subsidiary, the Company will cause such Subsidiary to, first offer to sell to the holders of Vestar Securities such New Securities. The holders of Vestar Securities shall be entitled to purchase all or any portion of such New Securities. The provisions of Section 6.1 shall apply if Vestar elects to purchase any of such New Securities.

                                  ARTICLE VII
                            AMENDMENT AND TERMINATION

                  7.1 Amendment and Waiver. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or the Securityholders unless such modification, amendment or waiver is approved in writing by each of the Company, the Vestar Majority Holders, the Pro-Fac Majority Holders and the Employee Majority Holders; provided that the Vestar Majority Holders may modify or amend this Agreement without the consent of any other Securityholder or the Company, and such modification or amendment shall be binding upon all of the parties hereto if (i) it is set forth in a document duly executed by the Vestar Majority Holders and (ii) if either (x) it could not reasonably be expected to have a material adverse effect on any Securityholder, in its capacity as such, that would be borne disproportionately by such Securityholder relative to other Securityholders holding Securities of the same class, provided that Class A Units, Class B Units, Class C Units and Class D Units shall all be deemed the same class for the purposes of this Section 7.1 (unless such Securityholder consents in writing thereto) or (y) it does not adversely affect any Securityholder or the Company in any material respect and it is in connection with a change that cures any ambiguity or corrects or supplements any provision of this Agreement. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

                  7.2 Termination of Certain Provisions. The provisions of
Article II shall terminate with respect to an Issuer upon the consummation of the first Public Offering of such Issuer, if, and only to the extent, required by the managing underwriter of such Public Offering. The provisions of Article VI shall terminate with respect to an Issuer upon the consummation of the first Public Offering of such Issuer.

                  7.3 Termination of Agreement. This Agreement will terminate in respect of all Securityholders (a) with the written consent of the Company, the Vestar Majority Holders, the Pro-Fac Majority Holders and the Employee Majority Holders, (b) upon the dissolution, liquidation or winding-up of the Company, or
(c) upon the consummation of a Sale of the Company (except with respect to the rights to Incidental Registration under Article V, which shall survive). The termination of this Agreement will not affect any indemnification or contribution obligations under Section 5.7, which shall survive such termination.

                  7.4 Termination as to a Party. Any Person who ceases to hold any Securities shall cease to be a Securityholder and shall have no further rights or obligations under this

Agreement (except with respect to any indemnification and contribution obligations under Section 5.7, which shall survive).

                  7.5 Issuers. Prior to distributing to the holders of Units all or substantially all of the securities of any direct or indirect Subsidiary of the Company, the Company shall cause such Subsidiary to execute and deliver a Stockholders Agreement complying with this Section 7.5 (the "Stockholders Agreement"), and each Person, other than the Company, that is a party to this Agreement shall execute and deliver the Stockholders Agreement. The Stockholders Agreement shall be substantially identical to this Agreement, including the provisions that are applicable to an Issuer hereunder, except that it shall be revised so that such Issuer replaces the Company hereunder with respect to provisions that are applicable to the Company hereunder, and such other revisions shall be made as are necessary or desirable to reflect the fact that the Issuer is a corporation rather than a limited liability company. In addition, if the Issuer has consummated its first Public Offering, then any provision of this Agreement that, pursuant to the terms of this Agreement, terminates upon a first Public Offering shall be excluded from the Stockholders Agreement, and, in any event, Section 5.10 and this Section 7.5 shall not be included in the Stockholders Agreement.

                                  ARTICLE VIII
                                  MISCELLANEOUS

                  8.1 Certain Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth or as referenced below:

                  "Affiliate" of any particular Person means any other Person Controlling, Controlled by or under common Control with such particular Person or, in the case of a natural Person, any other member of such Person's Family Group.

                  "Agreement" has the meaning set forth in the preamble.

                  "Agrilink" means Agrilink Foods, Inc., a New York corporation, and any successor thereto.

                  "Allocable Shares" has the meaning set forth in Section
3.2(a).

                  "Call Option" means the call option described in Section 5.1 of the Management Unit Subscription Agreements.

                  "Capital Contribution" has the meaning set forth in the LLC Agreement.

                  "Class A Units" has the meaning set forth in the LLC
Agreement.

                  "Class B Units" has the meaning set forth in the LLC
Agreement.

                  "Class C Units" has the meaning set forth in the LLC
Agreement.

                  "Class D Units" has the meaning set forth in the LLC
Agreement.

                  "Common Stock" means, collectively, the common stock of any Subsidiary of the Company or of an Issuer, and any other class or series of authorized capital stock of such Subsidiary or Issuer which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of such Subsidiary or Issuer.

                  "Common Stock Equivalents" means (without duplication with any Units, Common Stock or other Common Stock Equivalents) rights, warrants, options, convertible securities, or exchangeable securities or indebtedness, or other rights, exercisable for or convertible or exchangeable into, directly or indirectly, Units, Common Stock or securities exercisable for or convertible or exchangeable into Units or Common Stock, as the case may be, whether at the time of issuance or upon the passage of time or the occurrence of some future event.

                  "Common Units" means the Class A Units, Class B Units, Class C Units and Class D Units.

                  "Company" has the meaning set forth in the preamble.

                  "Control" (including, with correlative meaning, all conjugations thereof) means with respect to any Person, the ability of another Person to control or direct the actions or policies of such first Person, whether by ownership of voting securities, by contract or otherwise.

                  "Custody Agreement and Power of Attorney" has the meaning given to such term in Section 5.2(c).

                  "Demand Registration" has the meaning given to such term in
Section 5.1(a).

                  "Employee(s)" has the meaning given to such term in the preamble.

                  "Employee Majority Holders" means the Person or Persons having beneficial ownership of a majority of the securities constituting Employee Securities.

                  "Employee Securities" means (a) the Units acquired by the Employees on or after the date of this Agreement under the Management Unit Subscription Agreements, (b) any Units, Common Stock (including, for the purpose of this definition, any common stock of any other company distributed by the Company), Common Stock Equivalents or Preferred Stock hereafter acquired by any holder of Employee Securities and (c) any securities of the Company (or any other such company) issued with respect to the securities referred to in clauses
(a) or (b) above by way of a payment-in-kind, stock dividend or stock split or in connection with a combination of shares, exchange, conversion, recapitalization, merger, consolidation or other reorganization.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

                  "Excluded Securities" has the meaning set forth in Section 3.2(c).

                  "Exempt Transfer" means a Transfer of Pro-Fac Securities or Employee Securities (a) pursuant to an exercise of tag-along rights as an Other Holder under Section 3.2, (b) pursuant to a Sale of the Company under Section
4.1 or other transaction approved under Section 2.2, (c) in the case of Employee Securities, to the Company pursuant to a Call Option under a Management Unit Subscription Agreement, (d) pursuant to a Public Sale (including pursuant to the provisions of Article V hereof), (e) upon the death of the holder pursuant to the applicable laws of descent and distribution, (f) solely to or among such Person's Family Group, (g) incidental to the exercise, conversion or exchange of such securities in accordance with their terms, any combination of shares (including any reverse stock split) or any recapitalization, reorganization or reclassification of, or any merger or consolidation involving, the Company, (h) in the case of the Pro-Fac Securities, the pledge of such securities pursuant to the Pledge Agreement dated as of the date hereof between Pro-Fac and Agrilink, or (i) to Vestar.

                  "Exempt Individual Transfer" means a Transfer of Vestar Securities held by a natural person (a) upon the death of the holder pursuant to the applicable laws of descent and distribution, (b) solely to or among such Person's Family Group or (c) incidental to the exercise, conversion or exchange of such securities in accordance with their terms, any combination of shares (including any reverse stock split) or any recapitalization, reorganization or reclassification of, or any merger or consolidation involving, the Company.

                  "Family Group" means, with respect to any individual, such individual's spouse and descendants (whether natural or adopted) and any trust, partnership, limited liability company or similar vehicle established and maintained solely for the benefit of (or the sole members or partners of which are) such individual, such individual's spouse and/or such individual's descendants.

                  "Fully-Diluted Common Units" means, as of any date of determination, (i) with respect to the Company, the number of Common Units outstanding or, following the conversion of the Company into a corporation or the Company being merged into, or otherwise succeeded by, a corporation, the number of shares of its Common Stock outstanding, plus (without duplication) all Common Units or shares of its Common Stock, as the case may be, issuable, whether at such time or upon the passage of time or the occurrence of future events, upon the exercise, conversion or exchange of all then-outstanding Common Stock Equivalents.

                  "Holdings" means Agrilink Holdings Inc., a Delaware corporation.

                  "Incidental Registration" has the meaning given such term in
Section 5.2(a).

                  "Incidental Registration Statement" has the meaning given to such term in Section 5.2(a).

                  "Indemnified Party" has the meaning given to such term in
Section 5.7(a).

                  "Independent Director" has the meaning given such term in
Section 2.1(a)(i).

                  "Issuer" means any direct or indirect Subsidiary of the Company, any of the capital stock of which the Company distributes to the holders of Units.

                  "LLC Agreement" means the Amended and Restated Limited Liability Company Agreement of the Company, as amended and in effect from time to time.

                  "Losses" has the meaning given such term in Section 5.7(a).

                  "Management Director" has the meaning given to such term in
Section 2.1(a)(iii).

                  "Management Unit Subscription Agreements" mean the management unit subscription agreements between the Company and the respective Employees.

                  "NASD" has the meaning given such term in Section 5.4(j).

                  "NASDAQ" means the National Association of Securities Dealers Automated Quotation System.

                  "New Securities" has the meaning given to such term in Section 6.1(a).

                  "Offered Securities" has the meaning given to such term in
Section 3.2(a).

                  "Other Holder" has the meaning given such term in Section 3.2(a).

                  "Other Registration Rights" has the meaning given such term in
Section 5.1(a)(iii).

                  "Ownership Percentage" means, for each Securityholder and with respect to a type and class of Security, the percentage obtained by dividing the number of units or shares of such Security held by such Securityholder (including all Common Stock Equivalents convertible or exchangeable into such Security) by the total number of units or shares of such Security (other than Excluded Securities but including all Common Stock Equivalents convertible or exchangeable into such Security) outstanding. For purposes of this definition, Class A Units, Class B Units and Class C Units shall be deemed to be one class of Security.

                  "Person" means an individual, a partnership, a joint venture, a corporation, an association, a joint stock company, a limited liability company, a trust, an unincorporated organization or a government or any department or agency or political subdivision thereof.

                  "Preferred Stock" means collectively, the classes or series of authorized capital stock of any Subsidiary of the Company or of an Issuer that is limited to a fixed sum or percentage of par value or stated value in respect of the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of such Subsidiary or Issuer.

                  "Preferred Units" has the meaning set forth in the LLC Agreement.

                  "Priority Right" has the meaning given such term in Section 5.1(c)(i).

                  "Proceeding" has the meaning given such term in Section
5.7(c).

                  "Pro-Fac" has the meaning given such term in the preamble.

                  "Pro-Fac Demand Right" has the meaning given such term in
Section 5.1(a).

                  "Pro-Fac Director" has the meaning given such term in Section 2.1(a)(ii).

                  "Pro-Fac Majority Holders" means the Person or Persons holding a majority of the securities constituting Pro-Fac Securities.

                  "Pro-Fac Securities" means (a) the Units issued to Pro-Fac by the Company on or prior to the date hereof in return for Pro-Fac's contribution to the Company of all of the capital stock of Agrilink, (b) Units, Common Stock (including, for the purpose of this definition, any common stock of any other company distributed by the Company), Common Stock Equivalents or Preferred Stock hereafter acquired by Pro-Fac and (c) any securities of the Company (or any other such company) issued with respect to the securities referred to in clauses
(a) or (b) above by way of a payment-in-kind, stock dividend or stock split or in connection with a combination of shares, exchange, conversion, recapitalization, merger, consolidation or other reorganization.

                  "Public Offering" means a sale of Common Stock to the public in an offering pursuant to an effective registration statement filed with the SEC pursuant to the Securities Act, as then in effect, provided, that a Public Offering shall not include an offering made in connection with a business acquisition or combination or an employee benefit plan.

                  "Public Sale" means a sale of Securities pursuant to a Public Offering or a Rule 144 Sale.

                  "Purchasing Holder" has the meaning given such term in Section 6.1(e).

                  "Registrable Securities" means any Securities of an Issuer that the Company distributes in respect of Units and any Securities of such Issuer held by the Company after such Issuer's first Public Offering. As to any particular Registrable Securities, such securities will cease to be Registrable Securities when they have been (i) Transferred in a Public Sale, (ii) unless Vestar otherwise elects, have been distributed to the limited partners of Vestar or (iii) otherwise Transferred and new certificates not bearing the legend set forth in Section 8.2(b) hereof shall have been delivered by the Issuer and subsequent disposition of such securities shall not require registration or qualification of such securities under the Securities Act or such state securities or blue sky laws then in force. For purposes of this Agreement, a Person will be deemed to be a holder of Registrable Securities whenever such Person has the right to acquire such Registrable Securities (upon conversion or exercise in connection with a Transfer of securities or otherwise), whether or not such acquisition has actually been effected.

                  "Registration Expenses" means all amounts payable by the Issuer pursuant to Section 5.6.

                  "Registration Notice" has the meaning given such term in
Section 5.1(a).

                  "Registration Request" has the meaning given such term in
Section 5.1(a).

                  "Registration Statement" means any registration statement of the Issuer under which any of the Registrable Securities are included therein pursuant to the provisions of this Agreement, including the prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

                  "Requesting Holder" has the meaning given such term in Section 5.1(a).

                  "Rule 144" means Rule 144 adopted under the Securities Act (or any successor rule or regulation).

                  "Rule 144 Sale" means a sale of Securities to the public through a broker, dealer or market-maker pursuant to the provisions of Rule 144 (other than Rule 144(k) prior to a Public Offering) adopted under the Securities Act (or any successor rule or regulation).

                  "Sale of the Company" means the consummation of a transaction, whether in a single transaction or in a series of related transactions that are consummated contemporaneously (or consummated pursuant to contemporaneous agreements), with any other Person or group of related Persons on an arm's-length basis, pursuant to which such Person or group of related Persons
(a) acquire (whether by merger, stock purchase, recapitalization, reorganization, redemption, issuance of capital stock or otherwise) more than 50% of the Fully-Diluted Common Units or (b) acquire assets constituting all or substantially all of the assets of the Company and its Subsidiaries on a consolidated basis; provided, that in no event shall a Sale of the Company be deemed to include any transaction effected for the purpose of (i) changing, directly or indirectly, the form of organization or the organizational structure of the Company or any of its Subsidiaries or (ii) contributing stock to entities controlled by the Company.

                  "Sale Notice" has the meaning given such term in Section
3.2(a).

                  "SEC" means the Securities and Exchange Commission.

                  "Securities" means, collectively, the Vestar Securities, the Pro-Fac Securities and the Employee Securities.

                  "Securityholder(s)" has the meaning given such term in the preamble.

                  "Securities Act" means the Securities Act of 1933, as amended from time to time.

                  "Selling Holder" has the meaning given such term in Section 3.2(a).

                  "Stockholders Agreement" has the meaning given such term in
Section 7.5.

                  "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other

Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof.

                  "Tag-Along Notice" has the meaning given such term in Section 3.2(a).

                  "Transfer" means (in either the noun or the verb form, including with respect to the verb form, all conjugations thereof within their correlative meanings) with respect to any security, the gift, sale, assignment, transfer, pledge, hypothecation or other disposition (whether for or without consideration, whether directly or indirectly, and whether voluntary, involuntary or by operation of law) of such security or any interest therein.

                  "Units" means the Company's Preferred Units, Class A Units, Class B Units, Class C Units and Class D Units, and any other class of unit that the Company issues after the date of this Agreement.

                  "Vestar" has the meaning given such term in the preamble.

                  "Vestar Demand Right" has the meaning given such term in
Section 5.1(a).

                  "Vestar Directors" has the meaning given such term in Section 2.1(a)(i).

                  "Vestar Majority Holders" means the Person or Persons holding a majority of the securities constituting Vestar Securities (other than Preferred Units and Preferred Stock).

                  "Vestar Securities" means (a) the Units issued to Vestar on the date hereof, (b) Units, Common Stock (including, for the purpose of this definition, any common stock of any other company distributed by the Company), Common Stock Equivalents or Preferred Stock hereafter acquired by Vestar and (c) any securities of the Company (or any other such company) issued with respect to the securities referred to in clauses (a) or (b) above by way of a payment-in-kind, stock dividend or stock split or in connection with a combination of shares, exchange, conversion, recapitalization, merger, consolidation or other reorganization.

                  8.2 Legends.

                  (a) Securityholders Agreement. Each certificate or instrument evidencing Securities and each certificate or instrument issued in exchange for or upon the Transfer of any such Securities (if such securities remain subject to this Agreement after such Transfer) shall be stamped or otherwise imprinted with a legend (as appropriately completed under the circumstances) in substantially the following form:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE CONSTITUTE ["VESTAR SECURITIES"], ["PRO-FAC SECURITIES"], ["EMPLOYEE SECURITIES"] UNDER A CERTAIN SECURITYHOLDERS AGREEMENT DATED AS OF AUGUST 19, 2002 AMONG THE ISSUER OF SUCH SECURITIES (THE "COMPANY") AND CERTAIN OF THE COMPANY'S

         SECURITYHOLDERS AND, AS SUCH, ARE SUBJECT TO CERTAIN VOTING PROVISIONS, PURCHASE RIGHTS AND RESTRICTIONS ON TRANSFER SET FORTH IN THE SECURITYHOLDERS AGREEMENT. A COPY OF SUCH SECURITYHOLDERS AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST."

                  (b) Restricted Securities. Each instrument or certificate evidencing Securities and each instrument or certificate issued in exchange or upon the Transfer of any Securities shall be stamped or otherwise imprinted with a legend substantially in the following form:

         "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED OR SOLD UNLESS IT HAS BEEN REGISTERED UNDER THE SECURITIES ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE (AND, IN SUCH CASE, AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY SHALL HAVE BEEN DELIVERED TO THE COMPANY TO THE EFFECT THAT SUCH OFFER OR SALE IS NOT REQUIRED TO BE REGISTERED UNDER THE SECURITIES
         ACT)."

                  (c) Removal of Legends. Whenever in the opinion of the Company and counsel reasonably satisfactory to the Company (which opinion shall be delivered to the Company in writing) the restrictions described in any legend set forth above cease to be applicable to any Securities, the holder thereof shall be entitled to receive from the Company, without expense to the holder, a new instrument or certificate not bearing a legend stating such restriction.

                  8.3 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

                  8.4 Entire Agreement. Except as otherwise expressly set forth herein, this document embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

                  8.5 Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the Securityholders and any subsequent holders of Securities and the respective successors and assigns of each of them, so long as they hold Securities.

                  8.6 Counterparts. This Agreement may be executed in separate counterparts (including by means of telecopied signature pages) each of which shall be an original and all of which taken together shall constitute one and the same agreement.

                  8.7 Remedies. The Company and the Securityholders shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement (including costs of enforcement) and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Company or any Securityholder may in its or his sole discretion apply to any court of law or equity of competent jurisdiction for specific performance or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

                  8.8 Notices. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed first class mail (postage prepaid) or sent by reputable overnight courier service (charges prepaid) to the Company at the address set forth below and to any other recipient at the address indicated on the Company's records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder when sent by facsimile (receipt confirmed), delivered personally, five days after deposit in the U.S. mail and one day after deposit with a reputable overnight courier service. The Company's address is:

                  Agrilink Holdings LLC
                  c/o Vestar Capital Partners IV, L.P.
                  245 Park Avenue, 41st Floor
                  New York, NY  10167
                  Attention: David M. Hooper
                  Facsimile: (212) 808-4922

                  with copies (which shall not constitute notice to the Company) to:

                  Vestar Capital Partners IV, L.P.
                  245 Park Avenue
                  41st Floor
                  New York, NY  10167
                  Attention: David M. Hooper and General Counsel
                  Facsimile: (212) 808-4922
                  and

                  Kirkland & Ellis
                  153 East 53rd Street
                  New York, NY  10022
                  Attention: Michael Movsovich, Esq.
                  Facsimile: (212) 446-4900

                  8.9 Governing Law. The Delaware Limited Liability Company Act (and, following the conversion of the Company into a corporation or the Company being merged into, or otherwise succeeded by, a corporation, the relevant state corporation law) shall govern all questions arising under this Agreement concerning the relative rights of the Company and its equityholders. All other questions concerning the construction, validity and interpretation of this Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware applicable to contracts made and to be performed in the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. The parties hereto hereby irrevocably and unconditionally submit to the exclusive jurisdiction of any State or Federal court sitting in Wilmington, Delaware over any suit, action or proceeding arising out of or relating to this Agreement. The parties hereby agree that service of any process, summons, notice or document by U.S. registered mail addressed to any such party shall be effective service of process for any action, suit or proceeding brought against a party in any such court. The parties hereto hereby irrevocably and unconditionally waive any objection to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. The parties hereto agree that a final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon any party and may be enforced in any other courts to whose jurisdiction any party is or may be subject, by suit upon such judgment.

                  8.10 Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

                  8.11 Waiver of Jury Trial. Each of the parties hereto waives any right it may have to trial by jury in respect of any litigation based on, arising out of, under or in connection with this Agreement or any course of conduct, course of dealing, verbal or written statement or action of any party hereto.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                            [SIGNATURE PAGES FOLLOW]

                  IN WITNESS WHEREOF, the parties hereto have executed this Securityholders Agreement on the day and year first above written.

                             AGRILINK HOLDINGS LLC

                             By: /s/ David M. Mehalick
                                 ---------------------------
                                 Name: David M. Mehalick
                                 Title: Vice President


                             VESTAR/AGRILINK HOLDINGS LLC

                             By: Vestar Capital Partners IV, L.P.,
                                 its Managing Member


                             By: Vestar Associates IV, L.P.,
                                 its General Partner


                             By: Vestar Associates Corporation IV,
                                 its General Partner


                             By: /s/ David Hooper
                                 ---------------------------
                                 Name: David Hooper
                                 Title: Managing Director


                             PRO-FAC COOPERATIVE, INC.


                             By: /s/ Earl L. Powers
                                 ---------------------------
                                 Name: Earl L. Powers
                                 Title: Vice President and Chief Financial
                                        Officer


                             [SIGNATURE PAGES CONTINUE BELOW]


                  [Signature Page of Securityholders Agreement]

                             VESTAR/AGRILINK ASSOCIATES HOLDINGS LLC


                             By: Vestar Associates IV, L.P.,
                                 its Manager


                             By: Vestar Associates Corporation IV,
                                 its General Partner


                             By: /s/ David Hooper
                                 ---------------------------
                                 Name: David Hooper
                                 Title: Managing Director


                             VESTAR/AGRILINK ASSOCIATES II HOLDINGS LLC


                             By: Vestar Associates IV, L.P.,
                                 its Manager


                             By: Vestar Associates Corporation IV,
                                 its General Partner


                             By: /s/ David Hooper
                                 ---------------------------
                                 Name: David Hooper
                                 Title: Managing Director


                             RANDOLPH STREET PARTNERS V


                             By: /s/ Frederick Tanne
                                 ---------------------------
                                 Name: Frederick Tanne
                                 Title: Managing Director


                  [Signature Page of Securityholders Agreement]